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Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2026 RESULTS
Raises 2026 Guidance
BETHESDA, Maryland, Thursday, April 30, 2026 – DiamondRock Hospitality Company (Nasdaq: DRH, the "Company"), a lodging real estate investment trust that owns a portfolio of 35 premium hotels and resorts in the United States, today announced results of operations for the quarter ended March 31, 2026.

FIRST QUARTER 2026 HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $14.5 million, or $0.07 per diluted share, an increase of 54.3% and 75.0%, respectively, compared to the first quarter of 2025.
•Adjusted EBITDA: $60.6 million, an increase of 8.0% compared to the first quarter of 2025.
•Adjusted FFO per Diluted Share: $0.22, an increase of 15.8% compared to the first quarter of 2025.
•Comparable RevPAR: $190.01, an increase of 2.0% compared to the first quarter of 2025.
•Comparable Total RevPAR: $298.95, an increase of 2.5% compared to the first quarter of 2025, driven by a 3.4% increase in out-of-room revenues.
•Comparable Hotel Adjusted EBITDA: $66.2 million, an increase of 8.0% compared to the first quarter of 2025.
•Comparable Hotel Adjusted EBITDA Margin: 25.63%, an increase of 127 basis points compared to the first quarter of 2025.
•Westin Boston Seaport District Franchise Agreement: The Company executed a new franchise agreement for the Westin Boston Seaport District that will retain the Westin flag. The current franchise agreement expires on December 31, 2026, and the new agreement is effective as of January 1, 2027.
•Hotel Under Contract for Disposition: As of March 31, 2026, the Company was under contract to sell one hotel with its closing expected in the second quarter of 2026.

RECENT DEVELOPMENT
•Share Repurchases: Subsequent to the quarter ended March 31, 2026, the Company repurchased 0.1 million shares of its common stock at an average price of $9.38 per share for a total consideration of approximately $1.3 million. On April 28, 2026, the Company's Board of Directors approved a new $300 million share repurchase program, which replaces the Company's existing share repurchase program.

“We delivered first quarter results ahead of expectations despite a difficult RevPAR comparison and disruptive weather in several of our markets. The efforts of our asset management team and operating partners continue to differentiate DiamondRock, as reflected in strong returns from recent renovations, meaningful margin expansion, and our ability to enhance operating performance while limiting earnings disruption across the portfolio. Over the trailing twelve months, we generated nearly 20% growth in free cash flow per share, underscoring the impact of our disciplined operating and capital allocation strategy.

We secured a new franchise agreement for the Westin Boston Seaport District, which we expect will maximize near, medium, and long‑term value for shareholders by prioritizing cash flow, strategic flexibility, and risk‑adjusted returns. We also advanced our capital recycling initiatives, with one hotel now under contract for sale. We intend to deploy these proceeds opportunistically, consistent with our commitment to allocate capital where it can drive the highest returns for shareholders.

We are constructive on the demand outlook across our portfolio, supported by recent booking trends and the continued resilience of the higher‑end consumer. We raised the midpoint of our guidance largely to account for the stronger than expected results, but we are keeping a measured approach to guidance for the remainder of the year given recent geopolitical events and an uncertain macroeconomic environment. Even against this backdrop, our updated guidance marks another new FFO peak for DiamondRock."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. “Comparable” operating results and statistics include all hotels owned as of March 31, 2026 for all periods presented. See “Comparable Hotel Operating Statistics and Results” and “Reconciliation of Comparable Operating Results” attached to this press release for an explanation of our comparable hotels and a reconciliation to historical amounts. “Actual” operating results and statistics include the operating results and statistics for all hotels for only the Company’s respective ownership periods.

	Three Months Ended March 31,
	2026	2025	Change
	(unaudited, $ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$284.58	$277.36	2.6%
Occupancy	66.8%	67.1%	(0.3)%
RevPAR	$190.01	$186.20	2.0%
Total RevPAR	$298.95	$291.56	2.5%
Room Revenues	$164.1	$160.8	2.1%
Total Revenues	$258.2	$251.8	2.5%
Hotel Adjusted EBITDA	$66.2	$61.3	8.0%
Hotel Adjusted EBITDA Margin	25.63%	24.36%	127 bps
Available Rooms	863,550	863,550	—

Actual Operating Results(2)
Total Revenues	$258.2	$254.9	1.3%
Net income attributable to common stockholders	$14.5	$9.4	54.3%
Earnings (loss) per diluted share	$0.07	$0.04	75.0%
Adjusted EBITDA	$60.6	$56.1	8.0%
Adjusted FFO	$46.1	$39.5	16.7%
Adjusted FFO per diluted share	$0.22	$0.19	15.8%
(1) 2025 amounts exclude the operating results for Westin Washington D.C. City Center sold on February 19, 2025.
(2) Actual operating results include the operating results and statistics of all hotels for the Company's respective ownership periods.

CAPITAL EXPENDITURES

The Company invested approximately $20.8 million in capital improvements during the three months ended March 31, 2026. The Company continues to expect to invest approximately $80 to $90 million in capital improvements at its hotels in 2026. Significant projects in 2026 include the following:

•Courtyard New York Manhattan/Midtown East: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2026.
•Henderson Park Inn: The Company completed a renovation of the hotel's guestrooms and bathrooms during the first quarter of 2026.
•Westin San Diego Bayview: The Company expects to commence a renovation of the hotel's entrance and public spaces throughout the lobby, including lobby bar in mid-2026.
•Atlanta Marriott Alpharetta: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2026.
•Kimpton Shorebreak Huntington Beach Resort: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2026.

BALANCE SHEET

As of March 31, 2026, the Company had total debt outstanding of $1.1 billion, consisting of three unsecured term loans bearing a weighted average interest rate of 5.0%, $400 million available under its undrawn revolving credit facility, and approximately $39.3 million of unrestricted cash on hand.

COMMON SHARE REPURCHASE PROGRAM
Subsequent to the quarter ended March 31, 2026, the Company repurchased 0.1 million shares of its common stock at an average price of $9.38 per share for a total purchase price of $1.3 million under its existing share repurchase program. On April 28, 2026, the Company's Board of Directors authorized a new $300 million share repurchase program, which replaces the existing repurchase program. There have not been any repurchases made under the new program.

DIVIDENDS
On April 30, 2026, the Company's Board of Directors declared a regular quarterly cash dividend of $0.09 per share on its common stock. The dividend will be paid on July 14, 2026 to stockholders of record as of June 30, 2026. The Company expects to declare regular quarterly dividends of $0.09 per common share in 2026 and, depending on its 2026 operating income, a stub dividend in the fourth quarter of 2026.

GUIDANCE
Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below. The outlook below does not assume any dispositions, acquisitions, or common share repurchases and is based on current operating trends and macroeconomic conditions.

The Company is raising its 2026 guidance to reflect the better than expected first quarter results, as well as the benefit of a more favorable insurance renewal. The Company anticipates full year 2026 results to be in the following ranges:

Metric	Previous 2026 Guidance	Current 2026 Guidance	Change at Midpoint
Comparable RevPAR Growth	1% to 3%	1.5% to 3.5%	0.5%
Comparable Total RevPAR Growth	1.25% to 3.25%	1.75% to 3.75%	0.5%
Adjusted EBITDA (in millions)	$287 to $302	$296 to $308	$ 7.5
Adjusted FFO (in millions)	$227 to $242	$233.5 to $245.5	$ 5.0
Adjusted FFO per share	$1.09 to $1.16	$1.12 to $1.18	$0.03

Full year 2026 guidance is based in part on the following assumptions:
•Full year cash corporate expenses of approximately $25.0 million to $26.0 million, which excludes share-based compensation;
•Full year cash interest expense of approximately $58.5 million to $59.5 million; and
•Fully diluted weighted average common shares and units of 208.0 million.

EARNINGS CALL
The Company will host a conference call to discuss its first quarter results on Friday, May 1, 2026, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 35 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)	(Audited)
Property and equipment, net	$2,566,427	$2,596,458
Assets held for sale	37,565	—
Right-of-use assets	95,243	89,041
Restricted cash	37,023	35,137
Due from hotel managers	161,239	137,787
Prepaid and other assets	73,252	77,194
Cash and cash equivalents	39,293	68,084
Total assets	$3,010,042	$3,003,701

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	$1,098,944	$1,098,850
Lease liabilities	96,587	87,053
Due to hotel managers	122,531	109,568
Liabilities of assets held for sale	35,183	—
Deferred rent	78,520	77,405
Unfavorable contract liabilities, net	56,135	56,549
Accounts payable and accrued expenses	42,300	83,888
Distributions declared and unpaid	19,472	25,903
Deferred income related to key money, net	6,990	7,400
Total liabilities	1,556,662	1,546,616
Equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 204,615,024 and 203,703,182 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	2,046	2,037
Additional paid-in capital	2,117,350	2,114,438
Accumulated other comprehensive loss	(4,797)	(6,381)
Distributions in excess of earnings	(666,433)	(662,209)
Total stockholders’ equity	1,448,166	1,447,885
Noncontrolling interests	5,214	9,200
Total equity	1,453,380	1,457,085
Total liabilities and equity	$3,010,042	$3,003,701

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Rooms	$164,085	$163,118
Food and beverage	67,166	66,841
Other	26,911	24,894
Total revenues	258,162	254,853
Operating Expenses:
Rooms	42,323	43,843
Food and beverage	45,900	46,417
Other departmental and support expenses	66,188	65,286
Management fees	5,011	5,018
Franchise fees	9,255	9,048
Other property-level expenses	24,481	24,899
Depreciation and amortization	28,540	27,892
Corporate expenses	7,843	7,683
Total operating expenses	229,541	230,086
Interest expense	14,690	15,158
Interest (income) and other (income) expense, net	(648)	(1,464)
Total other expenses, net	14,042	13,694
Income before income taxes	14,579	11,073
Income tax (expense) benefit	(46)	842
Net income	14,533	11,915
Less: Net income attributable to noncontrolling interests	(69)	(58)
Net income attributable to the Company	14,464	11,857
Distributions to preferred stockholders	—	(2,454)
Net income attributable to common stockholders	$14,464	$9,403
Earnings per share:
Earnings per share available to common stockholders - basic	$0.07	$0.05
Earnings per share available to common stockholders - diluted	$0.07	$0.04

Weighted-average number of common shares outstanding:
Basic	204,459,146	208,509,552
Diluted	206,800,878	210,346,070

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. We also present Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Debt Extinguishment: We exclude the effect of gains or losses recorded on debt extinguishment because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Comparable Hotel Operating Statistics and Results

We believe that presenting comparable hotel operating statistics (such as ADR, occupancy, RevPAR, Total RevPAR and Available Rooms) and results (such as Room Revenues, Total Revenues, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA Margin) is useful to investors because these measures help facilitate year-over-year comparisons of the performance of hotels owned by us as of the reporting date. Our comparable portfolio includes hotels (i) owned and in operation by us for the entirety of the periods presented and (ii) acquired by us during the period as though the acquisition happened at the beginning of the period presented. We make adjustments for recently acquired hotels to include operating statistics and results for periods prior to our ownership. As a result, changes as compared to periods prior to our ownership will not necessarily correspond to changes in our actual results. In addition, comparable metrics excludes results and operating statistics for hotels that were sold during the reporting period or held for sale at the end of the period. We believe these comparable measures provide more consistent metrics for comparing the performance of our hotels.

Our comparable portfolio for the three months ended March 31, 2026 includes all of our hotels owned as of March 31, 2026 and excludes the Westin Washington D.C. City Center sold on February 19, 2025.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2026	2025
Net income	$14,533	$11,915
Interest expense	14,690	15,158
Income tax expense (benefit)	46	(842)
Real estate related depreciation and amortization	28,540	27,892
EBITDA/EBITDAre	57,809	54,123
Non-cash lease expense and other amortization	1,228	1,299
Share-based compensation expense (1)	1,562	665
Hotel pre-opening costs	—	23
Adjusted EBITDA	60,599	56,110
Corporate expenses	6,184	6,348
Interest (income) and other (income) expense, net	(627)	(794)
Hotel Adjusted EBITDA	$66,156	$61,664
(1) For the three months ended March 31, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to our deferred compensation plan.

	Full Year 2026 Guidance
	Low End	High End
Net income	$106,850	$119,850
Interest expense	60,300	59,300
Income tax expense	3,000	4,000
Real estate related depreciation and amortization	111,500	110,500
EBITDA/EBITDAre	281,650	293,650
Non-cash lease expense and other amortization	5,350	5,350
Share-based compensation expense	9,000	9,000
Adjusted EBITDA	$296,000	$308,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands except per share amounts):

	Three Months Ended March 31,
	2026	2025
Net income	$14,533	$11,915
Real estate related depreciation and amortization	28,540	27,892
FFO	43,073	39,807
Distribution to preferred stockholders	—	(2,454)
FFO available to common stock and unit holders	43,073	37,353
Non-cash lease expense and other amortization	1,416	1,475
Share-based compensation expense (1)	1,562	665
Hotel pre-opening costs	—	23
Adjusted FFO available to common stock and unit holders	$46,051	$39,516
Adjusted FFO available to common stock and unit holders, per diluted share	$0.22	$0.19
Diluted weighted average shares and units	207,778	211,353
(1) For the three months ended March 31, 2026 and 2025, amounts include less than $0.1 million and $0.7 million, respectively, of non-cash income related to our deferred compensation plan.

	Full Year 2026 Guidance
	Low End	High End
Net income	$106,850	$119,850
Real estate related depreciation and amortization	111,500	110,500
FFO available to common stock and unit holders	218,350	230,350
Non-cash lease expense and other amortization	6,150	6,150
Share-based compensation expense	9,000	9,000
Adjusted FFO available to common stock and unit holders	$233,500	$245,500
Adjusted FFO available to common stock and unit holders, per diluted share	$1.12	$1.18
Diluted weighted average shares and units	208,000	208,000

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended March 31,
	2026	2025
Revenues	$258,162	$254,853
Hotel revenues from sold hotel (1)	—	(3,077)
Comparable Revenues	$258,162	$251,776

Hotel Adjusted EBITDA	$66,156	$61,664
Hotel Adjusted EBITDA from sold hotel (1)	—	(331)
Comparable Hotel Adjusted EBITDA	$66,156	$61,333

Hotel Adjusted EBITDA Margin	25.63%	24.20%
Comparable Hotel Adjusted EBITDA Margin	25.63%	24.36%
(1) Amounts represent the operating results for Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 35 hotels with 9,595 rooms.

	Quarter 1, 2025	Quarter 2, 2025	Quarter 3, 2025	Quarter 4, 2025	Full Year 2025
ADR	$277.36	$295.78	$281.05	$295.79	$287.63
Occupancy	67.1%	76.8%	76.2%	68.2%	72.1%
RevPAR	$186.20	$227.04	$214.21	$201.83	$207.38
Total RevPAR	$291.56	$350.14	$323.29	$311.00	$319.06
Revenues (in thousands)	$251,776	$305,720	$285,384	$274,534	$1,117,414
Hotel Adjusted EBITDA (in thousands)	$61,333	$95,360	$83,168	$76,637	$316,498
Hotel Adjusted EBITDA Margin	24.36%	31.19%	29.14%	27.92%	28.32%
Available Rooms	863,550	873,145	882,740	882,740	3,502,175

Quarter 1, 2026
ADR	$284.58
Occupancy	66.8%
RevPAR	$190.01
Total RevPAR	$298.95
Revenues (in thousands)	$258,162
Hotel Adjusted EBITDA (in thousands)	$66,156
Hotel Adjusted EBITDA Margin	25.63%
Available Rooms	863,550

Market Capitalization as of March 31, 2026
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2026 closing price of $9.37/share)	$1,937,440
Consolidated debt (face amount)	1,100,000
Cash and cash equivalents	(39,293)
Total enterprise value	$2,998,147
Share Reconciliation

Common shares outstanding	204,615
Operating partnership units	690
Unvested restricted stock held by management and employees	912
Shares vested under deferred compensation plan	554
Combined shares and units	206,771

Debt Summary as of March 31, 2026
(dollars in thousands)
			Outstanding
Loan	Interest Rate	Term	Principal	Maturity
Unsecured term loan	SOFR + 1.35% (1)	Variable	$500,000	January 2028 (2)
Unsecured term loan	SOFR + 1.35% (3)	Variable	300,000	January 2029 (2)
Unsecured term loan	SOFR + 1.35% (3)	Variable	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	January 2030 (2)
Total debt			1,100,000
Unamortized debt issuance costs (4)			(1,056)
Debt, net of unamortized debt issuance costs			$1,098,944

Debt Metrics
Weighted-average interest rate (5)			5.0%
Percent fixed rate (5)			30%
Net debt to EBITDA (6)			3.5x
Average years to maturity			2.6
Average years to maturity - including extensions			3.4

(1)    Interest rate was 4.85% as of March 31, 2026, which includes the effect of interest rate swaps.
(2)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(3)    Interest rate was 4.98% as of March 31, 2026.
(4)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(5)    Including the effect of interest rate swaps as of March 31, 2026.
(6) Trailing 12 month Adjusted EBITDA as of March 31, 2026.

Hotel Information as of April 30, 2026

Hotel	Rooms	Location	Franchisor	Contract Expiration	Operator	Contract Expiration	Ground Lease Expiration	Mortgage Debt
AC Hotel Minneapolis Downtown	245	Minneapolis, MN	Marriott	Oct 2041	Sage Hospitality	At will with no fee	-	-
Atlanta Marriott Alpharetta	318	Atlanta, GA	Marriott	Sep 2050 (1)	Aimbridge Hospitality	At will with no fee	-	-
Bourbon Orleans Hotel	220	New Orleans, LA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Cavallo Point, The Lodge at the Golden Gate	142	Sausalito, CA	Independent	-	Passport Resorts	At will with fee	2066	-
Chicago Marriott Downtown Magnificent Mile	1,200	Chicago, IL	N/A	-	Marriott	Dec 2038 (2)	-	-
Chico Hot Springs Resort & Day Spa	117	Pray, MT	Independent	-	EOS Hospitality	At will with no fee	-	-
Courtyard Denver Downtown	177	Denver, CO	Marriott	Oct 2027	Sage Hospitality	At will with no fee	-	-
Courtyard New York Manhattan/Fifth Avenue	189	New York, NY	Marriott	Dec 2035	Highgate Hotels	At will with no fee	2121	-
Courtyard New York Manhattan/Midtown East	321	New York, NY	Marriott	Aug 2042	Highgate Hotels	At will with no fee	-	-
Embassy Suites by Hilton Bethesda	272	Bethesda, MD	Hilton	Feb 2037	Sage Hospitality	At will with no fee	2087	-
Havana Cabana Key West	106	Key West, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Henderson Beach Resort	270	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Henderson Park Inn	37	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Hilton Garden Inn New York/Times Square Central	282	New York, NY	Hilton	Jun 2033	Highgate Hotels	At will with no fee	-	-
Hotel Champlain Burlington	252	Burlington, VT	Hilton	Jun 2034	Aimbridge Hospitality	At will with no fee	-	-
Hotel Clio	199	Denver, CO	Marriott	Oct 2036	Sage Hospitality	At will with no fee	-	-
Hotel Emblem San Francisco	96	San Francisco, CA	Independent	-	Parable Hospitality	At will with no fee	-	-
Kimpton Hotel Palomar Phoenix	242	Phoenix, AZ	N/A	-	IHG Hotels & Resorts	Dec 2028 or upon sale	2085	-
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	Fort Lauderdale, FL	IHG Hotels & Resorts	Apr 2041	HEI Hotels & Resorts	At will with no fee	-	-
Kimpton Shorebreak Huntington Beach Resort	157	Huntington Beach, CA	N/A	-	IHG Hotels & Resorts	At will with no fee	-	-
L'Auberge de Sedona	158	Sedona, AZ	Independent	-	Aimbridge Hospitality	At will with no fee	2070	-
Lake Austin Spa Resort	40	Austin, TX	Independent	-	EOS Hospitality	At will with no fee	-	-
Margaritaville Beach House Key West	186	Key West, FL	Margaritaville	Apr 2041	Ocean Properties	Jul 2027	-	-
Salt Lake City Marriott Downtown at City Creek	510	Salt Lake City, UT	Marriott	Sep 2050 (1)	HEI Hotels & Resorts	At will with no fee	2056/2106	-
The Dagny Boston	403	Boston, MA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Gwen	311	Chicago, IL	Marriott	Sep 2035	HEI Hotels & Resorts	At will with no fee	-	-
The Hythe Vail	344	Vail, CO	Marriott	Dec 2041	Vail Resorts	At will with fee	-	-
The Landing Lake Tahoe Resort & Spa	82	South Lake Tahoe, CA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Lindy Renaissance Charleston Hotel	167	Charleston, SC	Marriott	Dec 2031	Aimbridge Hospitality	At will with no fee	-	-
The Lodge at Sonoma Resort	182	Sonoma, CA	Marriott	Dec 2035	Sage Hospitality	At will with no fee	-	-
Tranquility Bay Beachfront Resort	103	Marathon, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Westin Boston Seaport District	793	Boston, MA	Marriott	Dec 2026 (3)	Aimbridge Hospitality	At will with no fee	2099	-
Westin Fort Lauderdale Beach Resort	432	Fort Lauderdale, FL	Marriott	Dec 2034	HEI Hotels & Resorts	At will with no fee	-	-
Westin San Diego Bayview	436	San Diego, CA	Marriott	Dec 2040	Aimbridge Hospitality	At will with no fee	-	-
Worthington Renaissance Fort Worth Hotel	504	Fort Worth, TX	N/A	-	Marriott	Dec 2030 (4)	-	-

(1) The franchise agreement may be terminated at Marriott's option after September 2040.
(2) Marriott has two 10-year options to extend the management agreement.
(3) On March 19, 2026, the Company entered into a new franchise agreement with Marriott effective January 1, 2027.
(4) Marriott is entitled to one ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2029. Marriott is entitled to a second ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2039.

	Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Total RevPAR
	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change

AC Hotel Minneapolis Downtown	$135.67	$128.32	5.7%	41.3%	41.1%	0.2%	$56.02	$52.76	6.2%	$67.28	$63.74	5.6%
Atlanta Marriott Alpharetta	$176.26	$171.86	2.6%	60.2%	64.9%	(4.7)%	$106.02	$111.57	(5.0)%	$158.46	$167.29	(5.3)%
Bourbon Orleans Hotel	$264.09	$302.03	(12.6)%	71.3%	68.6%	2.7%	$188.36	$207.24	(9.1)%	$255.80	$262.21	(2.4)%
Cavallo Point, The Lodge at the Golden Gate	$636.13	$539.57	17.9%	64.9%	51.5%	13.4%	$413.09	$277.80	48.7%	$1,054.10	$757.81	39.1%
Chicago Marriott Downtown Magnificent Mile	$193.50	$199.47	(3.0)%	42.3%	42.9%	(0.6)%	$81.76	$85.67	(4.6)%	$148.13	$158.48	(6.5)%
Chico Hot Springs Resort & Day Spa	$186.95	$205.92	(9.2)%	61.0%	59.9%	1.1%	$113.97	$123.36	(7.6)%	$300.29	$313.41	(4.2)%
Courtyard Denver Downtown	$188.40	$165.03	14.2%	77.7%	70.9%	6.8%	$146.31	$117.08	25.0%	$170.47	$134.40	26.8%
Courtyard New York Manhattan/Fifth Avenue	$232.85	$224.94	3.5%	91.6%	93.9%	(2.3)%	$213.30	$211.19	1.0%	$224.06	$216.49	3.5%
Courtyard New York Manhattan/Midtown East	$287.86	$250.75	14.8%	59.7%	87.6%	(27.9)%	$171.94	$219.67	(21.7)%	$177.90	$229.87	(22.6)%
Embassy Suites by Hilton Bethesda	$162.16	$161.98	0.1%	55.8%	55.5%	0.3%	$90.41	$89.95	0.5%	$107.92	$105.57	2.2%
Havana Cabana Key West	$338.08	$338.18	—%	74.6%	92.9%	(18.3)%	$252.11	$314.11	(19.7)%	$339.03	$419.40	(19.2)%
Henderson Beach Resort	$295.51	$286.91	3.0%	40.9%	40.5%	0.4%	$120.75	$116.32	3.8%	$279.74	$271.22	3.1%
Henderson Park Inn	$493.87	$422.11	17.0%	38.8%	51.9%	(13.1)%	$191.47	$219.17	(12.6)%	$344.75	$379.36	(9.1)%
Hilton Garden Inn New York/Times Square Central	$197.87	$200.21	(1.2)%	86.4%	68.2%	18.2%	$170.96	$136.49	25.3%	$197.58	$159.97	23.5%
Hotel Champlain Burlington	$141.40	$142.41	(0.7)%	50.1%	57.5%	(7.4)%	$70.85	$81.82	(13.4)%	$111.36	$127.20	(12.5)%
Hotel Clio	$310.06	$282.38	9.8%	71.7%	70.0%	1.7%	$222.29	$197.67	12.5%	$368.08	$334.57	10.0%
Hotel Emblem San Francisco	$298.06	$252.59	18.0%	71.1%	56.0%	15.1%	$211.78	$141.44	49.7%	$252.64	$175.20	44.2%
Kimpton Hotel Palomar Phoenix	$293.44	$286.75	2.3%	82.4%	76.8%	5.6%	$241.88	$220.31	9.8%	$389.92	$340.31	14.6%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$283.05	$272.11	4.0%	88.3%	86.5%	1.8%	$249.80	$235.30	6.2%	$445.92	$421.95	5.7%
Kimpton Shorebreak Huntington Beach Resort	$282.38	$288.04	(2.0)%	78.7%	73.6%	5.1%	$222.11	$211.92	4.8%	$341.75	$336.11	1.7%
L'Auberge de Sedona (1)	$674.47	$788.69	(14.5)%	72.3%	40.8%	31.5%	$487.73	$321.52	51.7%	$814.72	$592.81	37.4%
Lake Austin Spa Resort	$973.70	$1,014.82	(4.1)%	54.0%	50.9%	3.1%	$525.53	$516.15	1.8%	$1,290.38	$1,240.36	4.0%
Margaritaville Beach House Key West	$499.01	$480.85	3.8%	92.1%	91.0%	1.1%	$459.72	$437.79	5.0%	$588.93	$566.99	3.9%
Salt Lake City Marriott Downtown at City Creek	$217.17	$204.34	6.3%	70.3%	69.3%	1.0%	$152.58	$141.58	7.8%	$217.47	$197.25	10.3%
The Dagny Boston	$221.30	$200.37	10.4%	70.7%	77.9%	(7.2)%	$156.54	$156.16	0.2%	$181.78	$184.11	(1.3)%
The Gwen	$233.18	$223.52	4.3%	63.5%	67.0%	(3.5)%	$148.13	$149.75	(1.1)%	$207.54	$218.40	(5.0)%
The Hythe Vail	$641.69	$678.66	(5.4)%	72.6%	75.8%	(3.2)%	$465.85	$514.47	(9.5)%	$663.29	$716.89	(7.5)%
The Landing Lake Tahoe Resort & Spa	$315.24	$324.87	(3.0)%	46.4%	47.7%	(1.3)%	$146.13	$155.00	(5.7)%	$266.78	$292.84	(8.9)%
The Lindy Renaissance Charleston Hotel	$327.26	$331.14	(1.2)%	87.9%	85.5%	2.4%	$287.72	$283.02	1.7%	$378.10	$357.34	5.8%
The Lodge at Sonoma Resort	$330.32	$335.90	(1.7)%	60.5%	60.8%	(0.3)%	$199.79	$204.16	(2.1)%	$337.93	$358.17	(5.7)%
Tranquility Bay Beachfront Resort	$696.76	$734.06	(5.1)%	78.6%	78.9%	(0.3)%	$547.41	$579.02	(5.5)%	$678.55	$729.33	(7.0)%
Westin Boston Seaport District	$234.08	$235.21	(0.5)%	76.7%	76.3%	0.4%	$179.43	$179.45	—%	$304.29	$295.61	2.9%
Westin Fort Lauderdale Beach Resort	$337.22	$330.69	2.0%	85.0%	84.5%	0.5%	$286.54	$279.44	2.5%	$569.24	$571.87	(0.5)%
Westin San Diego Bayview	$231.65	$223.85	3.5%	78.0%	76.5%	1.5%	$180.59	$171.14	5.5%	$264.69	$250.81	5.5%
Worthington Renaissance Fort Worth Hotel	$214.85	$212.06	1.3%	69.2%	74.7%	(5.5)%	$148.70	$158.44	(6.1)%	$279.70	$293.22	(4.6)%
Comparable Total (2)	$284.58	$277.36	2.6%	66.8%	67.1%	(0.3)%	$190.01	$186.20	2.0%	$298.95	$291.56	2.5%

(1) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(2) Amounts exclude the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2026

		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)
AC Hotel Minneapolis Downtown	$1,483	$(401)	$309	$—	$—	$(92)
Atlanta Marriott Alpharetta	$4,535	$1,429	$396	$—	$—	$1,825
Bourbon Orleans Hotel	$5,065	$1,072	$1,159	$—	$3	$2,234
Cavallo Point, The Lodge at the Golden Gate	$13,471	$2,572	$1,561	$—	$94	$4,227
Chicago Marriott Downtown Magnificent Mile	$15,998	$(4,291)	$3,097	$6	$(397)	$(1,585)
Chico Hot Springs Resort & Day Spa	$3,162	$(270)	$459	$—	$(2)	$187
Courtyard Denver Downtown	$2,716	$693	$399	$—	$—	$1,092
Courtyard New York Manhattan/Fifth Avenue	$3,811	$(330)	$115	$284	$209	$278
Courtyard New York Manhattan/Midtown East	$5,140	$(853)	$544	$—	$—	$(309)
Embassy Suites by Hilton Bethesda	$2,642	$(1,902)	$467	$—	$1,435	$—
Havana Cabana Key West	$3,234	$823	$262	$—	$—	$1,085
Henderson Beach Resort	$6,798	$(454)	$1,143	$—	$—	$689
Henderson Park Inn	$1,148	$(141)	$298	$—	$—	$157
Hilton Garden Inn New York/Times Square Central	$5,014	$(525)	$790	$—	$—	$265
Hotel Champlain Burlington	$2,586	$(1,302)	$809	$—	$—	$(493)
Hotel Clio	$6,592	$529	$802	$—	$4	$1,335
Hotel Emblem San Francisco	$2,183	$570	$194	$—	$—	$764
Kimpton Hotel Palomar Phoenix	$8,492	$2,283	$682	$—	$190	$3,155
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,853	$966	$371	$—	$—	$1,337
Kimpton Shorebreak Huntington Beach Resort	$4,829	$788	$349	$—	$—	$1,137
L'Auberge de Sedona (3)	$11,585	$3,080	$1,170	$—	$42	$4,292
Lake Austin Spa Resort	$4,645	$395	$726	$—	$—	$1,121
Margaritaville Beach House Key West	$9,859	$4,522	$768	$—	$—	$5,290
Salt Lake City Marriott Downtown at City Creek	$9,982	$2,862	$1,104	$—	$11	$3,977
The Dagny Boston	$6,593	$(1,035)	$1,594	$—	$—	$559
The Gwen	$5,809	$(1,966)	$764	$—	$—	$(1,202)
The Hythe Vail	$20,536	$10,057	$777	$—	$—	$10,834
The Landing Lake Tahoe Resort & Spa	$1,969	$(348)	$353	$—	$—	$5
The Lindy Renaissance Charleston Hotel	$5,683	$2,126	$374	$—	$—	$2,500
The Lodge at Sonoma Resort	$5,535	$266	$502	$—	$—	$768
Tranquility Bay Beachfront Resort	$6,290	$1,480	$474	$—	$—	$1,954
Westin Boston Seaport District	$21,718	$507	$2,291	$—	$(247)	$2,551
Westin Fort Lauderdale Beach Resort	$22,132	$8,018	$983	$—	$—	$9,001
Westin San Diego Bayview	$10,387	$2,015	$1,359	$—	$—	$3,374
Worthington Renaissance Fort Worth Hotel	$12,687	$2,893	$951	$—	$—	$3,844
Total	$258,162	$36,128	$28,396	$290	$1,342	$66,156
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2025
		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense (1)	Adjustments (2)	Adjusted EBITDA
AC Hotel Minneapolis Downtown	$1,406	$(363)	$297	$—	$—	$(66)
Atlanta Marriott Alpharetta	$4,788	$1,606	$363	$—	$—	$1,969
Bourbon Orleans Hotel	$5,192	$1,369	$1,057	$—	$3	$2,429
Cavallo Point, The Lodge at the Golden Gate	$9,685	$(270)	$1,459	$—	$94	$1,283
Chicago Marriott Downtown Magnificent Mile	$17,116	$(3,018)	$3,110	$6	$(397)	$(299)
Chico Hot Springs Resort & Day Spa	$3,300	$(236)	$430	$—	$—	$194
Courtyard Denver Downtown	$2,141	$131	$383	$—	$—	$514
Courtyard New York Manhattan/Fifth Avenue	$3,683	$(641)	$342	$283	$196	$180
Courtyard New York Manhattan/Midtown East	$6,641	$283	$530	$—	$—	$813
Embassy Suites by Hilton Bethesda	$2,584	$(1,970)	$547	$—	$1,450	$27
Havana Cabana Key West	$4,001	$1,364	$314	$—	$—	$1,678
Henderson Beach Resort	$6,591	$(934)	$1,110	$—	$—	$176
Henderson Park Inn	$1,263	$(33)	$279	$—	$—	$246
Hilton Garden Inn New York/Times Square Central	$4,060	$(1,086)	$658	$—	$—	$(428)
Hotel Champlain Burlington	$2,954	$(1,220)	$781	$—	$—	$(439)
Hotel Clio	$5,992	$(704)	$855	$599	$5	$755
Hotel Emblem San Francisco	$1,514	$(56)	$293	$—	$—	$237
Kimpton Hotel Palomar Phoenix	$7,412	$1,956	$508	$—	$193	$2,657
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,646	$696	$369	$—	$—	$1,065
Kimpton Shorebreak Huntington Beach Resort	$4,749	$833	$341	$—	$—	$1,174
L'Auberge de Sedona (3)	$8,430	$1,472	$507	$—	$42	$2,021
Lake Austin Spa Resort	$4,465	$280	$717	$—	$—	$997
Margaritaville Beach House Key West	$9,491	$3,952	$760	$—	$—	$4,712
Salt Lake City Marriott Downtown at City Creek	$9,054	$2,575	$1,047	$—	$11	$3,633
The Dagny Boston	$6,678	$(985)	$1,560	$—	$—	$575
The Gwen	$6,113	$(1,626)	$754	$—	$—	$(872)
The Hythe Vail	$22,195	$10,600	$1,161	$—	$—	$11,761
The Landing Lake Tahoe Resort & Spa	$2,161	$(113)	$318	$—	$—	$205
The Lindy Renaissance Charleston Hotel	$5,371	$1,924	$364	$—	$—	$2,288
The Lodge at Sonoma Resort	$5,867	$436	$492	$—	$—	$928
Tranquility Bay Beachfront Resort	$6,761	$1,934	$467	$—	$—	$2,401
Westin Boston Seaport District	$21,095	$(1,168)	$2,295	$1,881	$(122)	$2,886
Westin Fort Lauderdale Beach Resort	$22,234	$7,329	$1,114	$—	$—	$8,443
Westin San Diego Bayview	$9,842	$1,618	$1,349	$—	$—	$2,967
Westin Washington D.C. City Center	$3,077	$331	$—	$—	$—	$331
Worthington Renaissance Fort Worth Hotel	$13,301	$2,604	$961	$677	$—	$4,242
Total	$254,853	$28,870	$27,892	$3,446	$1,475	$61,664
Less: Sold Hotel (4)	$(3,077)	$(331)	$—	$—	$—	$(331)
Comparable Total	$251,776	$28,539	$27,892	$3,446	$1,475	$61,333
(1) Includes cash ground rent expense for Courtyard New York Manhattan/Fifth Avenue that is classified as interest expense as it is a financing lease for GAAP purposes.
(2) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(3) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(4) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.